UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 22, 2024

NIGHTFOOD HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55406	46-3885019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 White Plains Road - Suite 500

Tarrytown, New York 10591

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 888-6444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 1.01 Entry Into A Material Agreement.

On January 22, 2024, Nightfood Holdings, Inc. (“NGTF”), Future Hospitality Ventures Holdings Inc., a Nevada corporation, and its subsidiaries (“FHVH”), Sean Folkson as the holder of all issued and outstanding Series A Preferred Stock of NGTF (the “NGTF Series A Shareholder”) and Lei Sonny Wang, the sole shareholder of FHVH (the “FHVH Shareholder”) entered into a share exchange agreement (the “Exchange Agreement”) whereby NGTF has agreed to acquire FHVH through a share exchange (the “Exchange”) whereby FHVH will become a wholly-owned subsidiary of NGTF. NGTF’s Board of Directors (the “Board”) unanimously determined that the transactions contemplated by the Exchange Agreement, including the Exchange, are in the best interests of the Company and its stockholders, and approved the Exchange Agreement and the transactions contemplated by the Exchange Agreement. The Exchange Agreement was also approved by the affirmative vote of NGTF’s majority stockholder entitling it to a majority of the voting power.

Pursuant to the Exchange Agreement, the FHVH Shareholder will exchange all 1,000 shares of common stock, $0.001 par value per share, of FHVH (the “FHVH Common Stock”) owned by him to NGTF for: (i) all 1,000 issued and outstanding shares of NGTF’s Series Super Voting A Preferred Stock held by the NGTF Series A Shareholder, and (ii) an aggregate of 13,333 newly issued shares of NGTF’s Series C Convertible Preferred Stock, each of which shall convert into 6,000 shares of common stock at $0.025 per share (the “Series C Preferred Stock”, and together with the Series A Super Voting Preferred Stock, the “NGTF Exchange Shares”). The closing of the transactions will take place as soon as practicable after the satisfaction of the conditions set forth in the Exchange Agreement, unless the Exchange Agreement is terminated or the conditions are waived, but no later than thirty (30) calendar days after the execution of the Exchange Agreement (the “Closing”).

The Exchange Agreement is subject to certain closing conditions and contains customary representations, warranties and covenants. The consummation of the Exchange is conditioned upon, among other things: Sean Folkson resigning as the Chief Executive Officer of NGTF, continuing to serve as the President of Nightfood, Inc. through December 31, 2024, which may be extended, and continuing to serve as a director of NGTF through, at a minimum, the company’s first twelve (12) months on the NASDAQ Capital Market should a successful uplisting occur; and the appointment of Lei Sonny Wang as a director and Chief Executive Officer of NGTF.

The foregoing is a brief description of the Exchange Agreement and is qualified in its entirety by reference to the full text of the Exchange Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Share Exchange Agreement by and among Nightfood Holdings, Inc., Future Hospitality Ventures Holdings Inc., Sean Folkson as the holder of the Series A Preferred Stock of NGTF and the sole shareholder of FHVH dated January 22, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 26, 2024

NIGHTFOOD HOLDINGS, INC.

By:	/s/ Sean Folkson
Name:	Sean Folkson
Title:	Chief Executive Officer

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